ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement') is made effective as of May 1, 2002, by and between INTERNATIONAL TEST SYSTEMS, INC., a Delaware corporation, with its principal place of business at 16161 College Oak, Suite 101, San
Antonio, Texas 78249 ("Purchaser" or "Buyer"), and PENSAR TECHNOLOGIES, LLC ("Pensar" or "Seller"), with its mailing address at 16161 College Oak, Suite 101, San Antonio, Texas 78249.

     This Agreement supercedes the Distributorship Agreement and all amendments to the Distributorship Agreement between Purchaser and Seller. This Agreement contemplates a transaction in which the Purchaser will purchase all of the assets, including, but not limited to proprietary technology that enables the design and production of hardware and software products that, when coordinated, are used to test and troubleshoot components of printed circuit boards (the "Assets") (excluding all liabilities of Seller unless otherwise agreed by the parties) from Seller in return for shares of Purchaser's common stock, the assumption of liabilities in the amount of $28,832, and the forgiveness of debt in the amount of $10,438.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

     1.01.Assets. The Assets to be sold and transferred by Seller to Purchaser pursuant to this Agreement consist of the Assets more specifically detailed in
Schedule 1.01 of this Agreement. The Assets shall include, but not be limited to, the items discussed in sections a-c, the following (irrespective if they are set forth on Schedule 1.01):

     a. The benefits of all amounts previously paid by Seller for advertising, design fees, services, or interest relating to the Assets, to the extent they extend or are to be performed after the Closing;

2.   Seller's rights under all contracts relating to the Assets;

     c. All trade secrets, licenses, sublicenses, inventions, patents, copyrights, copyrightable works, mask works, trade names, business names, trademarks, trade dress and other intangible assets used by Seller relating to software and hardware products used to test and troubleshoot components of printed circuit boards.

     1.02. Closing. The consummation of the transactions contemplated by this Agreement.

     1.03. Liabilities. Those liabilities of Seller to be assumed by Purchaser pursuant to this Agreement, which consist of those liabilities of Seller specifically disclosed on Schedule 1.03. Purchaser shall not assume any liabilities, contingent or certain of Seller, unless disclosed in the manner provided in this paragraph 1.03. In addition, Purchaser is not assuming (i) any expenses, liabilities, or obligations of Seller arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (nor may Seller pay any of such expenses out of the Assets), (ii) any liabilities or obligations of Seller relating to taxes attributable to the transactions contemplated hereby or the conduct of Seller's business, except for any accrued sales tax attributable to this asset acquisition, or (iii) any obligation of Seller to pay a fee to any agent, broker, or finder.

     1.04. Material Adverse Effect. Any change in the financial condition or operation of the business that would materially effect Seller's business adversely, including, but not limited to, material changes to management, business conditions, or financial standing.

     2. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and Seller agrees to sell, transfer, convey, assign, and deliver to Purchaser at Closing, the Assets, free and clear of all liabilities, liens, conditions, and encumbrances, except those liabilities listed in Schedule 1.03.

     2.01. The Closing. The Closing of the transactions contemplated by this Agreement shall be effective upon the execution date of this Agreement.

     3. Purchase Price. The purchase price in consideration of the sale, transfer, conveyance, assignment, and delivery of the Assets to Purchaser, subject to the terms and conditions of this Agreement, shall be 300,000 shares of Purchaser's common stock, the assumption of liabilities of Seller in the amount of $28,832, and the forgiveness of commissions owed by Seller to Purchaser in the amount of $10,438.

     3.01. Consideration. The consideration of 300,000 shares of Purchaser's common stock, the assumption by Purchaser of Seller liabilities in the amount of $28,832, and the forgiveness of commissions owed by Seller to Purchaser in the amount of $10,438 shall constitute all of the consideration to be paid by Purchaser in connection with the transactions contemplated by this Agreement.

     4. Assumption of Liabilities. In connection with the purchase of the Assets hereunder, Purchaser hereby specifically assumes only those Liabilities of Seller specifically disclosed on Schedule 1.03. Purchaser shall not assume any liabilities, contingent or certain, of Seller except pursuant to the provisions of Section 1.03. and this Section 4 of this Agreement.

     5.  Representations  and  Warranties  of  Seller.   Seller  hereby  agrees,
represents, and warrants to Purchaser, on the date of this Agreement and on the Closing Date, as follows:

     5.01. Intellectual Property. Seller hereby agrees, represents, and warrants to Purchaser, on the date of this Agreement as follows:

     5.01.01. Seller is the beneficial owner of the Assets and has good and marketable title to and the absolute right to sell, assign, and transfer the Assets to Purchaser, free and clear of any interests, security interest, claims, liens, pledges, penalties, charges, encumbrances, buy-sell agreements, or other rights of any party whatsoever of every kind and character except those items listed in Schedule 1.03. Upon delivery of and payment of the purchase price in accordance with this Agreement, good and marketable title thereto shall be delivered to Purchaser, free and clear of any interest, security interest, claims, liens, pledges, penalties, charges, encumbrances, buy-sell agreements, or other rights of any party whatsoever. Each item of intellectual property ("Intellectual Property") owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

     5.01.02. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

     5.01.03. Schedule 5.01.03 identifies each patent, trademark, registration or copyright registration issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.01.03 also identifies each trade name, trademark or service mark, whether registered or unregistered, used by Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 5.01.03:

     (a) Seller solely possesses all rights, title and interest in and to the assets, free and clear of any security interest, license, or other restriction;

     (b) the Assets are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

     (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the Assets;

     (d) Seller has never agreed to indemnify any person or persons for or against any interference, cancellation, infringement, misappropriation, or other conflict with respect to the Assets.

     (e) Seller does hereby agree to sign and otherwise execute any further documents or instruments which may be necessary, lawful and proper in the preparation, filing, prosecution, issuance or registration of any patents, trademarks or copyrights relating to or arising from the Assets, including , without limitation, any continuation, continuation in part, substitution, divisional, reissue, renewal, opposition, cancellation, term extension or enforcement action.

     5.02. Due Authorization; Consent of Third Parties. Seller has the full right, power, legal capacity, and authority to enter into and perform Seller's obligations under this Agreement. Seller does not need the consent of any third parties to execute this Agreement. This Agreement constitutes a legal and binding obligation of Seller, and is valid and enforceable against Seller in accordance with its terms.

     5.03. Absence of Liens. The Assets are free and clear of restrictions on any security interest or conditions to transfer or assignment, and are free and clear of liens, pledges, charges, encumbrances, equities, claims, conditions, or restrictions, except for any lien for current taxes not yet due and payable.

     5.04. Litigation. There is not any suit, action, arbitration, mediation or legal, administrative, or other proceeding or governmental investigation, pending or, to the best of Seller's knowledge, threatened (in the form of threats made to representatives of Seller), against or affecting Seller or any of the Assets.

     5.05. Insurance. Seller is not in default with respect to any provisions of any insurance policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion, which failure or failures to give such notice or present such claim, individually or in the aggregate, could materially adversely affect the Assets.

     5.06. Contracts, Agreements and Instruments. Schedule 5.06 accurately and completely sets forth the following contracts and agreements which Seller has furnished to Purchaser:

          5.06.01. True and correct copies of all material contracts, agreements and other instruments; and

          5.06.02. True and correct written descriptions of all service, material supply, distribution, agency, financing or other arrangements or understandings.

     Except for matters which, in the aggregate, would not have a Material Adverse Effect or are otherwise disclosed in the Agreement, to the knowledge of Seller, no other party to any such contract, agreement, instrument, leases, or license is now in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license contained in the Schedules attached hereto is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms.

     5.07. Permits and Licenses. Seller has all permits, licenses, and other similar authorizations necessary for the conduct of its business as now being conducted by it, and it is not in default in any respect under any such permits, licenses, or authorizations. All permits, licenses, and other similar authorizations necessary for the conduct of Seller's business as now being conducted by them as set forth in Schedule 5.07.

     5.08. No Defaults. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of any other agreement of Seller that will not be waived or released at Closing; (ii) an event that will not be waived or released at Closing and that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller;
(iii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets; or (iv) a violation of any law or any rule or regulation of any administrative agency or governmental body of any order, writ, injunction or decree of any court, administrative agency or governmental body to which Seller is subject.

     5.09. No Prohibited Payments. Neither Seller nor any employee, or agent of Seller, has made or authorized any payment of funds of Seller or on behalf of Seller prohibited by law, and no funds of Seller have been set aside to be used for any payment prohibited by law.

     5.10. Completeness of Disclosure. No representation or warranty and no Schedule, Exhibit, or certificate prepared by Seller pursuant hereto and no statement made or other document prepared by Seller and furnished to Purchaser by Seller contains any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     6. Representations and Warranties of Purchaser. Purchaser hereby agrees, represents, and warrants to Seller, on the date of this Agreement as follows:

     6.01. Organization. Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

     6.02. Due Authorization; Third Party Consents. Purchaser has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and to perform its obligations hereunder. This Agreement constitutes a legal and binding obligation of the Purchaser, and is valid and enforceable in accordance with its terms.

     7. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject, at the option of Purchaser, to the following conditions:

     7.01. Closing Documents. In connection with the Closing, Seller shall deliver to Purchaser the following items:

     7.01.01. Bills of sale, endorsements, assignments, drafts, checks and other instruments of transfer in form and substance reasonably satisfactory to Purchaser and its counsel in order to transfer all right, title and interest in the Assets to Purchaser;

     7.01.02. Original evidences of title or ownership of the Assets;

     7.01.03. Original data and records relating to the Assets;

     7.01.04. Evidence (including, if applicable, the delivery of duly executed UCC-3 Termination Statements) reasonably satisfactory to Purchaser and its counsel, of the satisfaction and discharge by Seller of all existing liens, claims, and encumbrances upon or affecting the Assets. Such other instruments and documents in form and content reasonably satisfactory to counsel for Purchaser, as may be necessary or appropriate to (i)
     effectively transfer and assign to and vest in Purchaser good and marketable title to the Assets and/or to consummate more effectively the transactions contemplated hereby and (ii) in order to enable Purchaser to determine whether the conditions to Seller's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     7.02. Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject, except where the failure would not have a Material Adverse Effect.

     8. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject, at the option of Seller, to the following conditions:

     8.01. Board Approval. The Board of Directors of Purchaser shall have approved the transactions contemplated herein.

     9. Covenants and Agreements of Seller. Seller covenants and agrees to execute assignments to reflect the assignment of Intellectual Property.

     10. Miscellaneous.


     10.01. Further Actions. At any time and from time to time, the parties agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.02. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, the parties shall be entitled before, and only before, Closing, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement; and in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     10.03. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive for a period of 15 months from the Closing date, irrespective of any investigation made by or on behalf of any party (the "Survival Date"). No claim for indemnification may be brought pursuant to this Section 10.03 unless asserted by written notice as provided herein by the party claiming indemnification on or before the Survival Date.

     10.04. Modification. The Agreement and the schedules and exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the Parties.

         10.05. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble or signature pages to this Agreement. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of mailing (or comparable act), except for a notice changing a party's address, which will be deemed given at the time of receipt thereof.

         10.06. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

     10.07. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.

     10.08. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     10.09. Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     10.10. Headings. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.11. Counterparts, Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws.

     10.12. Indemnification. Seller shall indemnify, defend and hold harmless Purchaser and each of its officers, directors, agents and affiliates from and against any damage, loss, claim, liability, cost or expense, including fees and disbursements of counsel, accountants, experts and other consultants
(collectively, "Damages"), resulting from, arising out of, based upon or occasioned by any misstatement or omission from any representation by, or any breach of warranty, covenant or agreement of Seller contained herein.

     10.13. Indemnification Procedures. Promptly after receipt by Purchaser, on the one hand, or Seller on the other hand (in any such case, the "Indemnitee"), of notice of any action, suit, proceeding, audit, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification for damages pursuant to Section 10.12, the Indemnitee shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written notice describing the Circumstance in reasonable detail; provided, that failure of an Indemnitee to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the defense of the Circumstance by the Indemnitee. Such Indemnitor shall have the right, at its option and upon its acknowledgment to the Indemnitee of Indemnitor's liability to indemnify Indemnitee in respect of such asserted liability, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, that any such compromise (i) shall include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnitee of a release from all liability in respect of such claim and (ii) shall not result in the imposition on the Indemnitee of any remedy other than monetary damages to be paid in full by the Indemnitor pursuant to this Section 10.13. If any indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to, and to cause its own independent counsel to, cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability. All reasonable out-of-pocket costs and expenses incurred by the Indemnitee in connection with such cooperation (including, without limitation, the reasonable fees and expenses of the Indemnitee's own independent counsel) shall be borne by the Indemnitor. In any event, the Indemnitee shall have the right to participate with its own counsel (the reasonable fees and expenses of which will be borne by Indemnitor) in the defense of such asserted liability; provided that if with respect to a Circumstance, Indemnitor shall have acknowledged Indemnitor's liability to indemnify Indemnitee if and to the extent of any loss arising out of such Circumstance and Indemnitor shall be diligently defending such matter, Indemnitor shall not be obligated to indemnify Indemnitee for the cost of Indemnitee's participation in such defense, including Indemnitee's attorney's fees. Under no circumstances shall the Indemnitee compromise any such asserted liability without the written consent of the Indemnitor (which consent shall not be unreasonably withheld), unless the Indemnitor shall have failed or refused to undertake the defense of any such asserted liability after a reasonable period of time has elapsed following the notice of a Circumstance received by such Indemnitor pursuant to this Section 10.13.

         10.14 Right to Set-Off. Purchaser shall have the right to set off any Damages, as defined in Section 10.12, against the amount to be paid by Purchaser pursuant to Section 3.01 hereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date written in the preamble of this Agreement.



                                            INTERNATIONAL TEST SYSTEMS, INC.



                                            By: /s/ Carey G. Birmingham
                                               ---------------------------------
                                            Name:Carey G. Birmingham
                                            Title:   President

                                            PENSAR TECHNOLOGOIES, LLC


                                            By: /s/ Carey G. Birmingham
                                               ---------------------------------
                                            Name:Carey G. Birmingham
                                            Title:     President

                                  SCHEDULE 1.01


                                 List of Assets


     Technology, including Intellectual Property, Copyrights and trademarks know as the CircuiTest 2000S and 2100 In-Circuit Test System (See: Schedule
     5.01.03 attached hereto).

     Inventory of parts and Completed CircuiTest Systems in the Inventory dated May 1, 2002.

     Accounts Receivable of $3,000

                                  SCHEDULE 1.03


                               Assumed Liabilities

         Name:                              Balance as of May 1, 2002

         Citibank MasterCard                         $13,902
         US Bank Visa                                $11,505
         Office Max Credit Card                      $ 1,583
         Dell Financial                              $ 1,404
         American Express                            $   438
         TOTAL                                       $28,832

                                SCHEDULE 5.01.03.


                              Intellectual Property


That property, including any and all copyrights, patents and intellectual property which constitutes the family of Products designed and manufactured by Pensar Technologies, LLC known at the CircuiTest 2000S and 2100 Scanner Expansion and 2100 Shorts/Opens Adapter Interface (S/OAI).

                                  SCHEDULE 5.06


                            Material Contracts, etc.



                                      None

                                  SCHEDULE 5.07


                              Permits and Licenses


                                      None